Exhibit 10.2
STOCK BONUS AGREEMENT

This Stock Bonus Agreement (this “Agreement”), is effective this 31st day of July, 2014 (the “Effective Date”) by and between ______________________, an individual resident of the State of Texas (“Executive”) with a residence at ____________________________, and RealPage, Inc., a Delaware corporation (the “Company”), having its principal offices at 4000 International Parkway, Carrollton, Texas 75007; and
WHEREAS, the Compensation Committee of the Company’s Board of Directors (the “Committee”) desires to incent Executive to increase the value of the Company’s common stock in alignment with the interests of the Company’s stockholders.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth below, the parties hereby agree as follows:

1.Grant. The Company hereby agrees to issue to Executive pursuant to the Company’s 2010 Equity Incentive Plan, as amended (the “Plan”), 50,000 shares of restricted stock of the Company (the “Shares”), which grant shall occur three days after the issuance of the Company’s earnings release for the second quarter of 2014. The Shares once issued shall be subject to the Company’s standard restricted stock agreement and satisfaction of the following vesting conditions:
Performance-Based Vesting Condition. (1) 25,000 Shares shall become eligible to vest if prior to July 1, 2017, the average closing price per share of the Company’s common stock for 20 consecutive trading days equals or exceeds $25.00 per share; and (2) 25,000 Shares shall become eligible to vest if prior to July 1, 2017 the average closing price per share of the Company’s common stock for 20 consecutive trading days equals or exceeds $30.00 per share. Shares that become eligible to vest, if any, are referred to herein as “Eligible Shares.”
Time-Based Vesting Condition. The Eligible Shares shall vest in equal installments quarterly over the year following the date they become Eligible Shares beginning on the first day of the next calendar quarter, subject to Executive’s remaining a Service Provider through each vesting date. However, all Eligible Shares shall be fully vested on July 1, 2017, or upon a Change in Control, Death or Disability. The restricted stock shall accelerate and shall be fully vested, immediately prior to a Change in Control of the Company (as defined in the Plan) resulting in consideration per share of the Company's common stock equal to or in excess of $25.00 per share with respect to the first tranche of shares and $30.00 per share with respect to the second tranche of shares, respectively.
2.Company’s Obligation. Unless and until the restricted shares described in Section 1 of this Agreement are issued and vest, Executive will have no right to receive such shares and after issuance but before vesting of such shares, such shares will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3.Forfeiture upon Termination as Service Provider. If Executive terminates service as a Service Provider for any or no reason prior to the issuance and vesting of the shares described in Section 1 of this Agreement, such rights and/or such unvested shares will thereupon be forfeited at no cost to the Company.

4.Payment after Vesting. Any shares described in Section 1 of this Agreement that vest in accordance with Section 1 of this Agreement will be paid to Executive (or in the event of Executive’s death, to Executive’s estate) in shares of the Company’s common stock.

5.Tax Withholding. Notwithstanding any contrary provision of this Agreement, no such shares shall be issued or paid to Executive unless and until satisfactory arrangements will have been made by Executive with respect to the payment of income, employment and any other taxes that must be withheld with respect to such shares. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Executive to satisfy such tax withholding obligation, in whole or in part by one or more of the following: (a) paying cash, (b) electing to have the Company withhold otherwise deliverable shares of Company common stock having a value equal to the minimum amount statutorily required to be withheld, (c) delivering to the Company already vested and owned shares of Company common stock having a value equal to the amount required to be withheld, or (d) selling a sufficient number of such shares otherwise deliverable to Executive through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld.

6.Tax Consultation. Executive understands that Executive may suffer adverse tax consequences as a result of Executive’s disposition of or vesting in the shares described in Section 1 of this Agreement. Executive represents that Executive has consulted with any tax consultants Executive deems advisable with respect to the disposition of or vesting in such shares and that Executive is not relying on the Company for any tax advice.

7.Rights as Stockholder. Neither Executive nor any person claiming under or through Executive has any of the rights or privileges of a stockholder of the Company in respect of any shares deliverable hereunder unless and until certificates representing any such Shares will have been issued and delivered to Executive or Executive’s broker, or the book-entry form evidencing such shares will have been recorded on the records of the Company or the transfer agents of the Company.

8.Grant is Not Transferable. Executive’s rights under this Agreement may not be transferred in any manner otherwise than by will or by the laws of descent or distribution. The terms of the Plan and this Agreement shall be binding upon Executive’s executors, administrators, heirs, successors and assigns.

9.Additional Conditions to Issuance of Stock. No shares shall be issued pursuant to this Agreement unless such issuance complies with applicable laws.

10.Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Executive with respect to the subject matter hereof, and may not be modified adversely to Executive’s interest except by means of a writing signed by the Company and Executive. This Agreement is governed by the internal substantive laws, but not the choice of law rules, of Texas.

11.No Guarantee of Continued Service. EXECUTIVE ACKNOWLEDGES AND AGREES THAT ANY SHARES ISSUED UNDER THIS AGREEMENT ARE SUBJECT TO VESTING PURSUANT TO THE VESTING SCHEDULE HEREIN AND ARE EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED OR BEING GRANTED SUCH SHARES). EXECUTIVE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH EXECUTIVE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE EXECUTIVE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

By Executive’s signature and the signature of the Company’s representative below, Executive and the Company agree that the restricted Shares issuable pursuant to this Agreement are to be issued under and governed by the terms and conditions of the Plan this Agreement and a restricted share agreement to be entered into between the parties. Executive has reviewed the Plan and this Agreement in their entirety, and have had an opportunity to obtain the advice of counsel prior to executing this Agreement and Executive fully understands all provisions of the Plan and this Agreement. Executive hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Agreement. Executive further agrees to notify the Company upon any change in the residence address indicated above.

RealPage, Inc.

By: ________________________________            ____________________________
[Company signatory]                        Date

____________________________________        ____________________________
[Executive]                            Date